Exhibit 99.2

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is entered into as of March 15, 2012 by and between Pingify International Inc. ("ISSUER"), and Frederick C. Bauman, Esquire ("Escrow Agent").

WHEREAS, ISSUER has filed with the United States Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 to register its shares of common stock, and there is a minimum offering (the "Offering") size of $125,000 (the "Minimum Offering Amount"), and the ISSUER is required to escrow the proceeds of its sale of common stock to investors (the "Investors") until proceeds equal to the Minimum Offering Amount have been received.

NOW, THEREFORE, the parties hereto agree as follows:

Appointment of Escrow Agent

1.1 ISSUER hereby appoints the Escrow Agent, and the Escrow Agent hereby agrees to act as the agent of such parties in performing the duties of the Escrow Agent provided for herein.

1.2 ISSUER shall cause the Investors to deposit with the Escrow Agent all proceeds of the Offering. Such proceeds are referred to herein as the "Escrowed Funds". ISSUER shall provide full information as to the Investor's name, address, taxpayer identification number and other information required by Escrow Agent at the time the funds are deposited with Escrow Agent. The Escrow Agent shall not be liable for interest on the Escrowed Funds. The Escrow Agent shall hold the Escrowed Funds in his safekeeping in his attorney trust account and shall be authorized to distribute and release the Escrowed Funds, or portions thereof, only upon the receipt by the Attorney of Escrowed Funds equal to the Minimum Offering Amount. . Immediately upon receipt of Escrowed Funds equal to the Minimum Offering Amount, Escrow Agent shall inform the ISSUER that Escrowed Funds equal to the Minimum Offering Amount have been received.

1.3 Upon receipt of Escrowed Funds equal to the Minimum Offering Amount, Escrow Agent shall disburse all such Escrowed Funds, less Escrow Agent's fees and out of pocket costs, to ISSUER, and Escrow Agent shall have no further liability to ISSUER either at law or in equity.

1.4 On _______________, 2012 (date to be inserted at effectiveness of the Registration Statement on Form S-1), the Escrow Agent will return the Escrowed Funds to the Investors by checks mailed to the addresses on record with Escrow Agent, if said funds remain in his possession and Escrow Funds have not been received that are equal to the Minimum Offering Amount.

1.5 The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve
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him in any cost, expense, loss or liability unless security and indemnity, reasonably acceptable to Escrow Agent, shall be furnished. ISSUER hereby agrees to indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims and losses (as defined below) which may be incurred by the Escrow Agent as a result of claims asserted by any person against the Escrow Agent as a result of or in connection with his performance as the Escrow Agent under this Agreement.

1.6 Following satisfaction of the provisions of Section 1.3 or 1.4 of this Agreement, the escrow created hereby shall terminate. The rights of the Escrow Agent and the obligations of ISSUER under Sections 1.5, 1.6 and 1.7 shall survive the termination of the Agreement and/or resignation or removal of the Escrow Agent for a period of three (3) years.

1.7 To induce the Escrow Agent to act hereunder, it is further agreed that:

(a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement. The Escrow Agent shall have no duty to conduct due diligence of any kind with respect to ISSUER. The Escrow Agent shall neither be responsible for, nor chargeable with, the knowledge of the terms and conditions of any other agreement, instrument or document between the parties, and the Escrow Agent shall be required to act only pursuant to the terms and provisions of this Agreement.

(b) The Escrow Agent shall not be liable to the undersigned parties or to anyone else for any action taken or omitted by him, or any action suffered by him to be taken or omitted, in good faith and in the exercise of his own best judgment. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, option or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the trust and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

(c) In the event of any disagreement or controversy under this Agreement, or if conflicting demands or notices are made upon the Escrow Agent, or in the event the Escrow Agent in good faith is in doubt as to which action he should have taken under this Agreement, the undersigned parties expressly agree and consent that the Escrow Agent shall have the absolute right at his option to do either or both of the following things: (i) stop all further proceedings in, and performance of, this Agreement and of all instructions received hereunder, and/or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights among themselves and with the Escrow Agent. Any such interpleader action may be filed in the federal or the state courts situate in Clark County, Nevada, and ISSUER agrees to the jurisdiction and venue of such courts for any interpleader action brought by the Escrow Agent.

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1.8 All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by nationally recognized, overnight courier with signature required only to addresses within the United States, or (c) sent by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

if to ISSUER, at:

If to the Escrow Agent, at:

Frederick C. Bauman, Esquire
401 N Buffalo Dr., Suite 100
Las Vegas, NV 89145
Phone: (702) 533-8372

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized, overnight courier, on the business day following dispatch, and (c) in the case of a facsimile, when the party sending such facsimile shall have confirmed receipt of the communication.

1.9 The Escrow Agent is authorized to withhold its fees and actual wiring costs from the Escrowed Funds according to the following schedule:

                  Gross Value Up To:           Fee:
                  ------------------         --------

                     $ 19,000                $ 500.00
                     $ 39,000                $ 600.00
                     $ 74,000                $ 700.00
                     $149,000                $ 800.00
                     $199,000                $ 900.00
                     $299,000                $1000.00
                     $399,000                $1100.00
                     $499,000                $1200.00

* Plus $1.50 per $1,000 or fraction over $499,000.

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first above written.

ISSUER

By _________________________

Name _______________________

Title ______________________


FREDERICK C. BAUMAN, as Escrow Agent


By__________________________
  Frederick C. Bauman


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                           WIRE TRANSFER INSTRUCTIONS
                   Frederick C. Bauman, Attorney Trust Account


Please use the following wire instructions:

DIRECT TO: Wire Routing Transit Number 121000248
BANK NAME: Wells Fargo Bank, N.A.
CITY, STATE, COUNTRY: San Francisco, California, U.S.A.
SWIFT CODE:  WFBIUS6S
BENEFICIARY ACCOUNT NUMBER (BNF):
BENEFICIARY ACCOUNT NAME: Frederick C. Bauman, Attorney

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